UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 21, 2015

Interpace Diagnostics Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-24249	22-2919486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Morris Corporate Center 1, Building A
300 Interpace Parkway
Parsippany, NJ 07054
(Address, including zip code, of Principal Executive Offices)

(862) 207-7800
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
On December 23, 2015, Interpace Diagnostics Group, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial Form 8-K”) reporting, among other things, that the Board of Directors appointed Jack E. Stover as Interim President and Chief Executive Officer of the Company, effective as of December 22, 2015, and Harry Glorikian and Joseph Keegan as members of the Board of Directors, effective as of January 1, 2016.
This Form 8-K/A amends and supplements the Initial Form 8-K to disclose the material terms and conditions of the Company’s compensation arrangement with Mr. Stover (the “Stover Compensation”) and the appointments to the committees of the Board of Directors.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
On February 3, 2016, the Board of Directors approved, effective December 22, 2015, Mr. Stover’s compensation, which is as follows: (a) an annual base salary of $300,000, (b) a target annual cash bonus of 50% of annual base salary (with the performance metrics to be reviewed and recommended by the Compensation & Management Development Committee of the Board of Directors (the “Compensation Committee”) and approved by the Board of Directors in its sole discretion) and (c) a one-time grant of 100,000 shares of restricted stock to Mr. Stover, of which 33,333 shall vest on December 22, 2016, 33,333 shall vest on December 22, 2017 and 33,334 shall vest on December 22, 2018, subject to his continued service on the Board of Directors. Upon entering into a written agreement reflecting, among other things, the Stover Compensation (the “Stover Agreement”), a Current Report on Form 8-K/A will be filed by the Company to disclose the material terms and conditions of the Stover Agreement and the Stover Agreement will be filed as an exhibit to such Form 8-K/A.
On February 3, 2016, the Board of Directors appointed, effective as of January 12, 2016, (i) Messrs. Keegan and Sullivan and Heiner Dreismann, Ph.D. to the Audit Committee of the Board of Directors (the “Audit Committee”) and Mr. Keegan to serve as Chairman of the Audit Committee, (ii) Dr. Dreismann and Messrs. Glorikian and Keegan to the Compensation Committee and Dr. Dreismann to serve as Chairman of the Compensation Committee and (iii) Messrs. Glorikian and Keegan and Dr. Dreismann to the Nominating and Corporate Governance Committee of the Board of Directors (the “N&G Committee”) and Mr. Glorikian as Chairman of the N&G Committee.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interpace Diagnostics Group, Inc.

Date: February 4, 2016	By: /s/ Graham G. Miao Graham G. Miao
Executive Vice President, Chief Financial Officer, Treasurer and Secretary